                                                                     EXHIBIT 5.1

                               January ___, 1998


Board of Directors
First Wave Marine, Inc.
4000 South Sherwood Forest Boulevard, Suite 603
Baton Rouge, Louisiana 70816

         Re:  _____% Senior Notes due 2008

Gentlemen:

         Reference is made to (i) the proposed issuance under the Securities Act of 1933, as amended (the "Securities Act") by First Wave Marine, Inc., a Delaware corporation (the "Company"), of up to $90,000,000 aggregate principal amount of its ____% Senior Notes due 2008 and the guarantee of such notes by certain subsidiaries of the Company (the "Debt Securities") and (ii) the Company's Registration Statement on Form S-1 (the "Registration Statement") with respect to such Debt Securities to be filed with the Securities and Exchange Commission under the Securities Act. The Debt Securities are to be issued in accordance with resolutions of the Company's Board of Directors duly adopted on December 30, 1997 and under and pursuant to the provisions of the Indenture dated as of January ___, 1998 between the Company, certain of its subsidiaries and Bank One, N.A., as trustee (the "Trustee") (such Indenture as amended and supplemented to date, being hereinafter called the "Indenture").

         We have examined the Indenture, the form of note(s) attached to and to be issued under the Indenture and such statutes, corporate records and documents, certificates of corporate and public officials and such other instruments and documents as we have deemed necessary or appropriate for the purposes of the opinions expressed herein.

         Based upon the foregoing and subject to the qualifications, limitations, assumptions and other statements set forth herein, we are of the opinion that:

         (1) the Company is a validly existing corporation under the laws of the State of Delaware; and

         (2) the Debt Securities when issued will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

Board of Directors
First Wave Marine, Inc.
January ___, 1998
Page 2




         The opinion expressed in paragraph (2) assumes that with respect to Debt Securities issued under the Indenture (i) the Trustee is qualified to act as Trustee under the Indenture, (ii) the Trustee has duly executed and delivered the Indenture, (iii) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (iv) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (v) the Debt Securities issued under the Indenture have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

         Except as otherwise stated below, the opinions expressed herein are based upon, and limited to, the laws of the State of Texas, the State of New York, the federal law of the United States and the Delaware General Corporation Law, and to case decisions reported as of this date under such laws, and to facts known to us on this date, and we do not undertake to provide any opinion as to any matter or to advise any persons with respect to any events or changes occurring subsequent to the date of this letter.

         The opinions expressed in this letter are provided as legal opinions only and not as any guaranties or warranties of the matters discussed herein, and such opinions are strictly limited to the matters stated herein, and no other opinions may be implied. This opinion letter is intended solely for your benefit. Without our prior written consent, the opinions expressed herein may not be published or relied upon by you other than in connection with the Registration Statement or the transactions contemplated therein, or published or relied upon by any other person in connection with any matter or in any manner whatsoever.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Experts" in the Prospectus constituting part of the Registration Statement.

                               Very truly yours,


                               /s/ GRIGGS & HARRISON, P.C.